UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant ☒        Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Talos Energy Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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P.O. BOX 8016, CARY, NC 27512-9903 Talos Energy Inc. Annual Meeting of Stockholders Thursday, June 4, 2026 10:00 AM, Central Time Three Allen Center, 333 Clay Street, Suite 3300, Houston TX 77002 For a convenient way to view proxy materials, VOTE, and obtain directions to attend the annual meeting, go to www.proxydocs.com/TALO. To vote your proxy while visiting this site, you will need the 12 digit control number in the box below. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting. Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet. If you want to receive a paper or e-mail copy of the proxy materials, you must submit a request. Stockholders will not receive a paper or e-mail copy if not requested. There is no charge to you for requesting a paper copy. In order to receive a paper package copy of the proxy materials in time for this year’s meeting, you must make this request on or before May 25, 2026. Proxy Materials: The Notice of Annual Meeting and Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2025 can be found at www.proxydocs.com/TALO. Important Notice Regarding the Availability of Proxy Materials for the Stockholders 2026 Annual Meeting of Stockholders to be held on June 4, 2026 for Stockholders of record as of April 8, 2026 If you would like to request a paper or e-mail copy of the proxy materials for this and/or for future stockholder meetings, use one of the following methods. Internet: www.investorelections.com/TALO Call: 1-866-648-8133 Email: paper@investorelections.com Have the 12 digit control number located in the box above available when you access the website and follow the instructions. SEE REVERSE FOR FULL AGENDA Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

Talos Energy Inc. Annual Meeting of Stockholders THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ALL THE NOMINEES SET FORTH IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4 PROPOSAL 1. To elect to the Company’s Board of Directors the director nominees set forth below, each of whom will hold office for a one (1) year term until the next annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. 1.01 Neal P. Goldman (Chairman) 1.02 Paul R. Goodfellow (President & CEO) 1.03 John B. Juneau 1.04 Richard M. Sherrill 1.05 Charles M. Sledge 1.06 Shandell M. Szabo 2. To approve, on a non-binding advisory basis, the Company’s Named Executive Officers’ compensation for the fiscal year ended December 31, 2025. 3. To approve the Company’s Second Amended and Restated 2021 Long Term Incentive Plan. 4 To ratify the appointment of Ernst & Young LLP as the Company’s independent registered